EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  ANICOM, INC.
         (Original Certificate of Incorporation filed December 28, 1994)


         Anicom, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify that the Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the DGCL:

                                    ARTICLE I

         The name of the corporation is Anicom, Inc.


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                   ARTICLE IV

         A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                                          NUMBER OF
                                           SHARES              PAR VALUE
              CLASS                      AUTHORIZED            PER SHARE
    ---------------------------      ------------------      ------------
          Common Stock                   10,000,000              $.001
         Preferred Stock                  1,000,000              $.01

         B.  The  designations   and  the  powers,   preferences  and  relative,
participating,   optional  or  other  rights  of  the  capital   stock  and  the
qualifications, limitations or restrictions thereof are as follows:

         1.       Common Stock.

                  a. Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

                  b. Dividends: Subject to the rights of the holders, if any, of preferred stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                  c.  Liquidation  Rights:  In the  event  of  any  liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation of winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

         2.       Preferred Stock.

                  Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.


                                    ARTICLE V

         The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than six (6) nor more than fifteen (15) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be eight (8) and shall consist of the following persons: Alan B. Anixter,





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Scott C. Anixter, Carl E. Putnam, Donald C. Welchko,  William R. Anixter, Ira J.
Kaufman, Michael Segal and Lee B. Stern.

         The directors shall be divided into three classes, Class I, Class II and Class III; with Class I having three members, Class II having three members, and Class III having two members. Class I shall initially consist of the following directors: Scott C. Anixter, Carl E. Putnam and Lee B. Stern. Class II shall initially consist of the following directors: Alan B. Anixter, Michael Segal and Donald C. Welchko. Class III shall initially consist of the following directors: William R. Anixter and Ira J. Kaufman. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1996, 1997 and 1998, respectively. Beginning in 1996, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the board of directors and newly-created directorships shall be filled by the board of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.


                                   ARTICLE VI

         (a) Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of








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



the Corporation and shall not be effected by consent in writing by the holders of outstanding stock pursuant to Section 228 of the DGCL or any other provision of the DGCL.

         (b) Special Meetings. Special meetings of stockholders of the Corporation may be called upon not less than ten nor more than 60 days' written notice by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of the stockholders owning at least ten percent (10%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

         (c) Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with this Article VI.


                                   ARTICLE VII

         In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. The By-Laws of the Corporation may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least two-thirds of the voting power of the shares of the Corporation entitled to be cast generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-Laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new ByLaws is contained in the notice of such special meeting.


                                  ARTICLE VIII

         No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right. At all elections of directors of the corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall only be entitled to one vote for each share of capital stock held by such stockholder.


                                   ARTICLE IX

         A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation by reason of the fact that he, or any firm of which he is a member or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract if such







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transaction  or contract has been  authorized,  approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                    ARTICLE X

         Meetings of stockholders may be held within or without the State of Delaware as the ByLaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.


                                   ARTICLE XI

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds the value of the creditors or class of creditors and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE XII

         A. Indemnification of Officers and Directors: The Corporation shall:

                  (a) indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, or is or was serving at the request of the









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         Corporation  as a  director,  officer,  employee  or agent  of  another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
         contendere  or  its  equivalent,   shall  not,  of  itself,   create  a
         presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

                  (b)  indemnify  any  person  who  was  or  is a  party  or  is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

                  (c) indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A. (a) and (b), or in defense of any claim, issue or matter therein; and

                  (d) make any indemnification under Article XII.A. (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances








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         because  such  director,   officer,  employee  or  agent  has  met  the
         applicable standard of conduct set forth in Article XII.A. (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

                  (e) pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or officer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

                  (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
         Article XII exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

                  (g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

                  (h) deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article XII is in effect and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XII shall not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the board of directors of this Corporation; and

                  (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XIII

         The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.


         IN  WITNESS   WHEREOF,   the   Corporation  has  caused  this  Restated
Certificate of Incorporation to be signed by its President and Secretary, all on February 16, 1995.



                                             ANICOM, INC.

                                             By:      /s/ Carl E. Putnam
                                                      ----------------------
                                                          Carl E. Putnam
                                                          President



By:      /s/ David R. Shevitz
         -----------------------
         David R. Shevitz
         Secretary


















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



                              CERTIFICATE OF MERGER

                                       OF

                PINNACLE WIRE & CABLE, INC., an Ohio corporation

                                  WITH AND INTO

                      ANICOM, INC., a Delaware corporation

                                * * * * * * * * *

         The undersigned corporation DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:


NAME                                                      STATE OF INCORPORATION
-------------------------------------------------------  -----------------------
Pinnacle Wire & Cable, Inc. (the merged corporation)       Ohio
Anicom, Inc. (the surviving corporation)                   Delaware

         SECOND: That the agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is Anicom, Inc.

         FOURTH: That the Certificate of Incorporation of Anicom, Inc. which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 6133 N. River Road, Suite 410, Rosemont, IL 60018.











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



         SIXTH: That a copy of the Plan and Agreement of Merger will be furnished on requested and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation              Class         Number of Shares     Par Value Per Share
--------------------------------------------------------------------------------
Pinnacle Wire &
Cable, Inc.
(Ohio)                   Common                 100                 $5.00


         EIGHTH: This Certificate of Merger shall be effective at 5:00 p.m. (Delaware time) on July 31, 1995.


Dated: July 28, 1995                      ANICOM, INC.



                                          By:  /s/ Donald C. Welchko
                                               -----------------------------
                                               Name:   Donald C. Welchko
                                               Title:  Chief Financial Officer















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



                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                  ANICOM, INC.


         ANICOM, INC., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:
         1. In accordance with the provisions of Section 242 of the Act, an amendment to the Certificate of Incorportion of this Corporation has been duly adopted by the Board of Directors of this Corporation and by the stockholders of this Corporation at a Special Meeting of Stockholders.

         2. Said amendment amends subparagraph A of Article 4 of the Certificate of Incorporation so that, as amended, subparagraph A of Article 4 shall read in its entirety as follows:

                  "A. The corporation shall have the authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                                            No. Shares            Par Value
                     Class                  Authorized            Per Share

                  Common Stock              30,000,000            $.001

                  Preferred Stock            1,000,000            $.01"


         IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this 25th day of September, 1996.


                                            By   /s/ Carl Putnam
                                                 -----------------------------
                                                 Carl Putnam, President and
                                                  Chief Operating Officer

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  ANICOM, INC.


         Anicom, Inc. (the "Company" or "Issuer"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty-Seven Thousand (27,000) shares of Series A Convertible Preferred Stock, of the Company, as follows:
                  RESOLVED, that the Company is authorized to issue 27,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

                  (1)      Dividends and Liquidation Preference.

                           (a) Generally. The holders of the Series A Preferred Shares shall be entitled to receive on each share issued and outstanding, out of assets legally available for such purpose, cumulative preferential dividends which shall accrue and compound annually, commencing to accrue on the date of issuance of such Series A Preferred Share and receipt by the Company of all the full purchase price due therefor (the "Issuance Date") at the rate of:

                                   (i) 5% per annum  during  the first  five (5)
                  years commencing on the Issuance Date; and

                                   (ii)  15%  per   annum   during   the   years
                  commencing on the fifth anniversary of the Issuance Date,

         of the Liquidation Preference (as defined below); such dividends shall be cumulative, and accrue daily, whether or not earned, declared, or legally available for payment, from and after the Issuance Date up to and including the date the Series A Preferred Shares shall no longer be outstanding. Accrued dividends shall be payable, quarterly, in arrears, in cash or in shares of the Company's common stock, par value $.001 per share (the "Common Stock") at the Company's option, valued at the then applicable Average Trading Price (as defined below) ending on the day prior to the date of issuance of such shares; provided that such shares have been registered under the Securities Act of 1933, as amended, and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded (the "Dividend Shares"). The liquidation preference of the Series A Preferred Shares shall be $1,000.00 per share plus any accrued and unpaid dividends (the "Liquidation Preference").

                           (b)  Special  Dividend  Adjustment.   Notwithstanding
         Section 1(a)(i) above, the dividend payable by the Company shall be subject to adjustment pursuant to Section 8.3(a) of that certain Series A Convertible Preferred Stock Purchase Agreement dated May 21, 1997 by and among the Company and certain investors set forth therein.

                  (2) Voting Rights. On matters subject to voting by holders of the Common Stock, holders of Series A Preferred Shares shall vote together with the holders of Common Stock, on an as converted basis at the then applicable Conversion Ratio (as defined below) (as if such shares of Series A Preferred Shares had been fully converted immediately prior to the date on which a date of record is taken for such vote, or, if no record is taken, the date as of which the record holders of the Common Stock entitled to vote are to be determined) as one class. The Series A Preferred Shares will not be entitled to any voting rights as a separate class other than with respect to any proposed amendments to the terms and conditions of the Series A Preferred Shares that would be adverse to the holders of the Series A Preferred Shares.

                  (3) Redemption.  At any time after the fifth (5th) anniversary of the Issuance Date, Issuer, at its option, may redeem all, but not less than all, of the then outstanding Series A Preferred Shares for an amount (the "Redemption Price") equal to the Liquidation Preference as of the effective date of such redemption by giving notice (a "Redemption Notice") to each holder of Series A Preferred Shares and the Company's transfer agent not less than thirty (30) days nor more than sixty (60) days prior to the date on which such shares are to be redeemed. Such Notice of Redemption at the Company's election shall indicate (A) the date that such redemption is to become effective, (B) the applicable Redemption Price, (C) where and how payment of the

         Redemption Price will be made, and (D) the then current Conversion Price. The Redemption Price may be paid, at Issuer's option, either in cash or shares of Common Stock valued at ninety percent (90%) of the Average Trading Price (defined below) as of the effective date of such redemption; provided, that (i) such shares have been registered under the Securities Act of 1933, as amended and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded, and (ii) prior to giving such a Redemption Notice, if Issuer elects to redeem with Common Stock, Issuer will first obtain stockholder approval of the issuance to the extent then required by the rules and regulations of the NASD or of such other national exchange upon which Issuer's Common Stock is then traded. Notice of redemption having been given as aforesaid, dividends on the Series A Preferred Shares shall cease to accrue as of the effective date of such redemption unless the Issuer defaults in the payment of the Redemption Price.

                  (4) Conversion of Series A Preferred Shares. The Series A Preferred Shares shall be convertible into shares of Common Stock on the following terms and conditions:

                           (a) Conversion by Holder. Upon written notice to the Company by the holder thereof, each Series A Preferred Share shall be convertible at any time into a number of fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock to be determined by dividing the Liquidation Preference by the then current Conversion Price (the "Conversion Ratio").

                           (b) Mandatory Conversion. The outstanding Series A Preferred Shares will be deemed to have been converted into shares of Common Stock at the Conversion Ratio automatically without further action required of the Issuer or holders thereof, upon the following terms and conditions:

                                   (i) If, at any time during the first twelve (12) months following the Issuance Date, the Average Trading Price of the Common Stock is at least 130% of the Conversion Price, then 33-1/3% of the then outstanding Series A Preferred Shares will convert into Common Stock, such conversion to be allocated among the holders thereof, on a pro rata basis based upon their respective holdings.

                                   (ii) If, at any time during the first twenty-four (24) months following the Issuance Date, the Average Trading Price of the Common Stock is equal to or exceeds the percentage of the Conversion Price set forth below, then the corresponding percentage of the then outstanding Series A Preferred Shares will convert into Common

                                             Stock,   such   conversion   to  be
                                             allocated    among   the    holders
                                             thereof,  on a pro rata basis based
                                             upon their respective holdings:


       Average Trading Price as a              Percentage of Series A Preferred
     Percentage of Conversion Price                 Shares to be Converted
    -------------------------------            --------------------------------
                  160%                                      662/3%
                  190%                                       100%



                                   (iii) If, at any time after the second anniversary of the Issuance Date, the Average Trading Price of the Common Stock is equal to or exceeds the percentage of the Conversion Price set forth below for each corresponding year following the Issuance Date, then 100% of the then outstanding Series A Preferred Shares will convert into Common
                                             Stock:


           Year                        Average Trading Price as a Percentage of
                                                   Conversion Price
         --------                      ----------------------------------------
            3                                            140%
            4                                            150%
            5                                            175%


         Notwithstanding the foregoing, no mandatory conversion shall occur unless and until the shares of Common Stock to be issued have been registered under the Securities Act of 1933, as amended, and listed for trading on the principal securities exchange or trading market where the Company's Common Stock is then listed or traded. Immediately upon the occurrence of a mandatory conversion, the Company will notify all holders of Series A Preferred Shares of the mandatory conversion.

                           (c)     Certain Definitions.

                                   (i)  "Conversion  Price" means eight  dollars
         and sixty-two and one-half cents ($8.625); provided that, if the Average Trading Price as of the second anniversary of the Issuance Date is less than eight dollars and sixty-two and one-half cents ($8.625), then the Conversion Price shall thereafter be adjusted downward but never upward to equal the greater of the Average Trading Price or six dollars ($6.00), subject to the terms and conditions of Section 4(d).

                                   (ii) "Average  Trading Price" means,  as of a
         given date, an amount equal to the arithmetic average of the last closing sale price of the Common Stock on the Nasdaq National Market (the "Nasdaq-NM") for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing sale price of such security on the principal securities exchange or trading market where such security is listed or traded for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security for the ten (10) day period ending one day prior to the date of determination as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices for the ten (10) day period ending one day prior to the date of determination of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

                           (d) Adjustment to Conversion Price. In order to prevent dilution of the conversion rights granted to holders of Series A Preferred Shares hereunder, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4(d).

                                   (i)  Adjustment for Dilutive  Events.  If and
         whenever on or after the original date of issuance of the Series A Preferred Shares the Company issues or sells, or in accordance with
         Section 4(d)(ii) below is deemed to have issued or sold, in one transaction or a series of related transactions, any shares of Common Stock for consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price will be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the quotient derived by dividing (i) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Event times 27,000,000, plus (y) the product of (A) the Price Per Share in the Dilutive Event, times (B) three times the consideration received by the Company in such Dilutive Event, by (ii) the sum of (x) 27,000,000, plus (y) three times the consideration received by the Company in the Dilutive Event; provided that the Conversion Price will not be reduced pursuant to this sentence if the foregoing calculation results in a Conversion Price in excess of $8.15 (the "Threshold Price"). Notwithstanding the foregoing, the issuance by the Company of any equity securities to management, directors or employees of the Company pursuant to plans and options to purchase equity securities issued in accordance with such plans approved by the Board and in effect as of the date of the first issuance of the Series A Preferred Shares shall not constitute a Dilutive Event.

                                   (ii) Common  Stock  Deemed  Outstanding.  For
         purposes of  determining  the  adjusted  Conversion  Price  pursuant to
         Section 4(d)(i) above the following events shall be deemed to be an issuance and sale of Common Stock by the Company:

                                            (A) Issuance of  Rights or  Options.
         If (i) the Company in any manner grants any rights or options to subscribe for or to purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable stock or securities referred to herein as "Convertible Securities") and (ii) the Price Per Share of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then (x) the total maximum amount of such Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum number of Convertible Securities issuable upon the exercise of such Options will be deemed to be Common Stock issued and sold by the Company, and (y) the consideration received pursuant to the Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Company. For purposes of this Section 4(d)(ii)(A), the "Price Per Share" will be determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                            (B)   Issuance     of    Convertible
         Securities. If (i) the Company in any manner issues or sells any Convertible Securities and (ii) the Price Per Share of shares of Common Stock issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then (x) the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be Common Stock issued and sold by the Company, and (y) the consideration received pursuant to the Dilutive Event will equal the Price Per Share times the number of shares of Common Stock so deemed issued and sold by the Company. For the purposes of this Section 4(d)(ii)(B), the "Price Per Share" will be determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments to the Conversion Price had been or are to be made pursuant to Section 4(d)(ii)(A) above, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

                                            (C)   Change  in  Option   Price  or
         Conversion Rate. If at any time there is a change in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect had those Options or Convertible Securities still outstanding at the time of such change provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

                                            (D)  Calculation  of   Consideration
         Received. If any shares of Common Stock, Option or Convertible Security are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Share, as the case may be, will be the fair value of such consideration received or to be received, respectively, by the Company; except where such consideration consists of securities, in which case the amount of consideration received or to be received, respectively, by the Company will be the Average Trading Price thereof as of the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be determined jointly by the Company and the holders of a majority of the outstanding Series A Preferred Shares. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Company and the holders of a majority of the outstanding Series A Preferred Shares.

                                            (E) Integrated Transactions. In case
         any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

                                            (F)  Record  Date.  If  the  Company
         takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (iii)  Adjustment of  Conversion  Price upon
         Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price, the Threshold Price and the amounts set forth in Section 4(c)(i) in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price, the Threshold Price and the amounts set forth in Section 4(c)(i) in effect immediately prior to such combination will be proportionately increased.

                                    (iv)    Reorganization,    Reclassification,
         Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of
         Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that (I) each of the holders of the Series A Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Shares had such Organic Change not taken place and (II) each of the holders of Series A Preferred Shares will continue to have the same rights and preferences, in any surviving entity, as those which apply to the Series A Preferred Shares pursuant to this Certificate. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to ensure that the provisions of this Section 4(d) will thereafter be applicable to the Series A Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series A Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                                    (v)     Notices.

                                            (A) Immediately  upon any adjustment
         of the Conversion Price, the Company will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            (B) The  Company  will give  written
         notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                                            (C)  The  Company   will  also  give
         written notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                                            (D) The Company  shall give  written
         notice to the holders of the Series A Preferred Shares promptly after the occurrence of the automatic conversion of the Series A Preferred Shares into Common Stock as set forth in Section 4(b) hereof.

                           (e) Mechanics of Conversion. Subject to and in compliance with all federal and state securities laws, the conversion of Series A Preferred Shares pursuant to this Section 4 will be deemed to have been effected (and the holder thereof will be deemed to be the registered holder of the Conversion Shares), automatically if conversion is pursuant to Section 4(b), or, if converted at the option of the holder of Series A Preferred Shares pursuant to Section 4(a), by and on the date of surrender of certificates representing the Series A Preferred Shares being converted to the Company at its principal place of business, together with the Notice of Conversion attached hereto as
         Exhibit I. As soon as practicable, but in no event later than five (5) business days after such conversion, the Company shall cause the transfer agent to deliver to the registered holder thereof (a) a certificate representing the shares of Common Stock to which the holder is entitled as a result of such conversion, and (b) a new certificate for Series A Preferred Shares for the unconverted shares of Series A Preferred Shares, if any, represented by the surrendered certificate. The Company shall at all times reserve for issuance a sufficient number of shares of Common Stock to be issued as Conversion Shares, and upon issuance thereof, the Conversion Shares shall be fully paid and nonassessable.

                           (f) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (5)  Change of  Control.  If at any time  there is a Change of
         Control (as defined below) of the Company, the Company shall, immediately following the occurrence of any such event, send a notice to each holder offering to repurchase the Series A Preferred Shares (or at each holder's option, any portion thereof) for an amount equal to the Liquidation Preference on the date of such repurchase. If any holder desires to accept such offer in whole or in part, such holder must advise the Company of such acceptance within thirty (30) days of the date of receiving such notice. The Company shall then repurchase the Series A Preferred Shares or portion thereof so tendered for repurchase by such holder by paying the purchase price to the holder (or any person or persons designated by such holder in such acceptance notice), in immediately available funds, within ten (10) business days of the Company's receipt of such holder's acceptance notice. If a holder tenders only a portion of such holder's Series A Preferred Shares, the holder shall deliver such certificate of Series A Preferred Shares to the Company and the Company then shall issue to the holder a new certificate of Series A Preferred Shares, representing the portion of the Series A Preferred Shares not repurchased by the Company. For purposes of this Section, "Change of Control" means any event or series of events by which (i) any person or group (as defined in Rule 13d-1 of the Exchange Act) obtains a majority (by voting or otherwise) of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any two year period commencing at any time on or after the Closing Date, individuals who at the beginning of such period constituting the Board of Directors cease for any reason to constitute a majority of the Board of Directors; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;
         (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any beneficial owner shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan leading to the liquidation or dissolution of the Company. Notwithstanding the foregoing, the Company shall not be obligated to repurchase the Series A Preferred Shares pursuant to the terms of this Section 5 if such repurchase in the opinion of the Company's then current auditors, would jeopardize the "pooling" accounting treatment of the transaction giving rise to such Change of Control.

                  (6) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series A Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

                  (7) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred Share equal to the Liquidation Preference; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares, then each holder of Series A Preferred Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series A Preferred Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

                  (8) Repurchases of Series A Preferred Stock by the Issuer. Neither the Issuer nor any of its subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock unless the Issuer on the same terms either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder. In any such repurchase by the Issuer or any of its subsidiaries, if all shares of Series A Preferred Stock are not being repurchased, then the number of shares of Series A Preferred Stock to be repurchased shall be allocated among all shares of Series A Preferred Stock held by holders which accept the Issuer's repurchase offer so that the shares of Series A Preferred Stock are repurchased from such holders in proportion to the respective number of shares of Series A Preferred Stock held by each such holder which accepts the Issuer's offer (or in such other proportion as agreed by all such holders who accept the Issuer's offer).

                  (9) Shares to be Retired. Any share of Series A Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and canceled and may not be reissued.

                  (10) No Fractional Shares. In connection with any conversion, liquidation, redemption, or otherwise, the Company shall only issue Common Stock in denominations equal to the nearest, lower whole number; fractional shares due holders will be allocated their cash value and paid by the Company to the holder by check.

                  (11) Preferred Rank. All shares of Common Stock and all additional shares of preferred stock of the Company shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to dividends and distributions and payments upon the liquidation, dissolution and winding up of the Company and the rights of the shares of Common Stock and of any shares of preferred stock, other than the Series A Preferred Stock shall be subject to the preferences and relative rights of the Series A Preferred Shares.

                  (12) Vote to Change the Terms of Series A Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares (excluding any Series A Preferred Shares held by the Company or affiliates of the Company) shall be required for the Company to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

                  (13) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any preferred stock certificates representing the Series A Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and upon surrender and cancellation of the preferred stock certificate(s), if mutilated, the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen preferred stock certificates if holder contemporaneously requests the Company to convert such Series A Preferred Shares into Common Stock.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Donald C. Welchko , its Chief Financial Officer and Vice President as of the 21st day of May 1997.

                                            ANICOM, INC.


                                            By: /s/ Donald C. Welchko
                                                --------------------------------
                                            Title: Vice President and CFO
                                                  ------------------------------

                                    EXHIBIT I

                                  ANICOM, INC.
                              NOTICE OF CONVERSION


Reference is made to the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series A, of Anicom, Inc. (the "Designation"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Convertible Preferred Stock, Series A, par value $.001 (the "Series A Preferred"), of Anicom, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A Preferred specified below as of the date specified below:

         Date of  Conversion                      ____________________________
         Number  of  shares  of  Series A
         Preferred  to be converted:              ____________________________
         Stock certificates no(s). of Series A
         Preferred to be converted:               ____________________________

Please confirm the following information:
         Conversion Price:                        ____________________________
         Number of shares of Common Stock
         to be issued:                            ____________________________

Please issue the Common Stock into which the Series A Preferred shares are being converted in the following name and to the following address:
         Issue to:                                ____________________________
                                                  ____________________________
                                                  ____________________________

         Phone No. of converting holder:          ____________________________
         Duly executed:                           By _________________________
         Name & Title:                            ____________________________
         Dated:                                   ____________________________

                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                  ANICOM, INC.


         ANICOM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:
         1. In accordance with the provisions of Section 242 of the Act, an amendment to the Amended and Restated Certificate of Incorporation of this Corporation has been duly adopted by the Board of Directors of this Corporation and by the stockholders of this Corporation at the Annual Meeting of Stockholders.

         2. Said amendment amends subparagraph A of Article 4 of the Amended and Restated Certificate of Incorporation so that, as amended, subparagraph A of Article 4 shall read in its entirety as follows:

                  "Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is sixty-one million (61,000,000) shares, consisting of sixty million (60,000,000) shares of Common Stock, $.001 par value per share (the "Common Stock"), and one million (1,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock")."

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this 2nd day of June, 1997.




                                     By     /s/ Carl E. Putnam
                                            -----------------------------------
                                            Carl E. Putnam, President and Chief
                                            Operating Officer

                           CERTIFICATE OF AMENDMENT OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                  ANICOM, INC.


         ANICOM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:
         1. In accordance with the provisions of Section 242 of the Act, an amendment to the Amended and Restated Certificate of Incorporation of this Corporation has been duly adopted by the Board of Directors of this Corporation and by the stockholders of this Corporation at the Annual Meeting of Stockholders.

         2. Said amendment amends subparagraph A of Article Four of the Amended and Restated Certificate of Incorporation so that, as amended, subparagraph A of Article Four shall read in its entirety as follows:

                  "Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred one million (101,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock, $.001 par value per share (the "Common Stock"), and one million (1,000,000) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock")."

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this 17th day of July, 1998.

                                      ANICOM, INC.




                                      By:  /s/ Carl E. Putnam
                                           -----------------------------------
                                           Carl E. Putnam, President and Chief
                                           Operating Officer

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                  ANICOM, INC.


         Anicom, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty Thousand (20,000) shares of Series B Convertible Preferred Stock, of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 20,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), $.01 par value (the "Series B Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

                  (1) Dividends and Liquidation Preference. The holders of the Series B Preferred Shares shall be entitled to receive on each share issued and outstanding, out of assets legally available for such purpose, cumulative preferential dividends which shall accrue and compound quarterly on each March 1, June 1, September 1 and December 1 (each, a "Dividend Reference Date"), commencing to accrue on the date of issuance of such Series B Preferred Share (the "Issuance Date") at the rate of three percent (3%) per annum of the Liquidation Preference (as defined below); such dividends shall be cumulative, and accrue daily, whether or not earned, declared, or legally available for payment, from and after the Issuance Date up to and including the date the Series B Preferred Shares shall no longer be outstanding. Accrued dividends shall be payable, in arrears, in cash on each March 1 and September 1, beginning March 1, 1999 (each, a "Dividend Payment Date"). The liquidation preference of the

         Series B Preferred Shares shall be $1,000.00 per share plus any accrued and unpaid dividends through the date of payment (in the case of a redemption or Liquidation) or conversion, as the case may be (the "Liquidation Preference").

                  (2) Voting Rights. The Series B Preferred Shares will not be entitled to any voting rights of any kind, whether as a separate class or together with other classes or series of securities, except that the holders of the Series B Preferred Shares shall be entitled to the following rights: (i) the Series B Preferred Shares shall vote as a separate class with respect to any proposed amendments to the terms and conditions of the Series B Preferred Shares that would be adverse to the holders of the Series B Preferred Shares; (ii) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, following the occurrence of an Event of Noncompliance and until such Event of Noncompliance is cured, the Initial Holder or its Permitted Transferees shall, collectively, be entitled to vote together with the holders of Common Stock, as one class, on an as converted basis at the then applicable Conversion Ratio (as defined below) all Series B Preferred Shares beneficially owned thereby (as if such Series B Preferred Shares had been fully converted immediately prior to the date on which a date of record is taken for such vote, or, if no record is taken, the date as of which the record holders of Common Stock entitled to vote are to be determined); (iii) the right to elect the Series B Directors to the extent provided for in
         Section 3(e) hereof; (iv) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, the affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares, voting as a separate class and as a single voting group, shall be necessary for authorizing, effectuating or validating any Adverse Organic Change; (v) so long as the Initial Holder or its Permitted Transferees own any of the then outstanding Series B Preferred Shares, in the event that the Company desires to purchase or redeem in excess of 5% of the outstanding shares of any class of Junior Securities in one or more transactions during any twelve (12) consecutive month period (the "5% Threshold"), before purchasing or redeeming any Junior Securities in excess of such 5% Threshold during any such calendar quarter, the Company shall first offer to purchase or redeem from the Initial Holder and its Permitted Transferees all of the outstanding Series B Preferred Shares owned by the Initial Holder and its Permitted Transferees at a price equal to the Liquidation Preference as of such date; and (vi) such other voting rights as may be provided by law.

                  (3)      Redemption.

                           (a) Mandatory Redemption. On the fifth anniversary of the Issuance Date (the "Mandatory Redemption Date"), the Company shall redeem all (but, subject to Section 3(e) hereof, not less than all) of the then outstanding Series B Preferred Shares for a price per share (the "Redemption Price") equal to the Liquidation Preference as of such date. The Redemption Price shall be paid in cash to the holders of the Series B Preferred Shares on the Mandatory Redemption Date, provided that if any holder has not delivered to the Company certificates representing the Series B Preferred Shares on or prior to the Mandatory Redemption Date, the Company shall send written notice to each such holder that the Mandatory Redemption Date has occurred and shall pay the Redemption Price to each such holder within ten (10) business days of receipt of its share certificate(s).

                           (b) Redemption at Company's Option. At any time after the third anniversary of the Issuance Date, the Company, at its option, may redeem all (but not less than all), of the then outstanding Series B Preferred Shares for a price per share equal to the Redemption Price as of the Company Redemption Date by giving notice (a "Call Notice") to each holder of Series B Preferred Shares not less than sixty (60) days prior to the Company Redemption Date. Such Call Notice shall indicate
         (A) the date that such redemption is to become effective (the "Company Redemption Date"), (B) the applicable Redemption Price, (C) where payment of the Redemption Price will be made, and (D) the then current Conversion Price. Notwithstanding the foregoing, the Series B Preferred Shares may be converted in accordance with Section 4 hereof at any time after a Call Notice has been given, but prior to the Company Redemption Date. On and after the Company Redemption Date, the holder of any Series B Preferred Shares shall have no further rights except to receive, upon surrender of the certificate(s) representing the Series B Preferred Shares, the Redemption Price; provided, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company on the Company Redemption Date or within three (3) business days thereafter and the Company fails to pay to such holder the Redemption Price with respect to such Series B Preferred Shares within thirty (30) days after the Company Redemption Date, then such holder will retain all of its rights as a shareholder with respect to such Series B Preferred Shares, including the accrual of dividends from the Redemption Date until such payment is made; provided further, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company after the third (3rd) business day after the Company Redemption Date, except as set forth in the following clause, then such holder shall not retain any of its rights as a shareholder with respect to such Series B Preferred Shares, including the accrual of dividends; provided further, however, that if the holder of any Series B Preferred Shares delivers the certificate(s) representing the Series B Preferred Shares held by such holder to the Company after the third (3rd) business day after the Company Redemption Date and the Company fails to pay to such holder the Redemption Price with respect to such Series B Preferred Shares within thirty (30) days after the date on which such certificate(s) have been delivered to the Company (the "Tender Date"), then such holder will retain all of its rights as a shareholder with respect to such Series B Preferred Shares from the Tender Date until such payment is made, including the accrual of dividends from the Tender Date until such payment is made.

                           (c) Scheduled Redemption at Holder's Option. Each holder of Series B Preferred Shares, at its option, may require the Company to redeem all (but not less than all), of the then outstanding Series B Preferred Shares beneficially owned by such holder for a price per share equal to the Redemption Price as of the effective date of such redemption (i) at any time after the third anniversary of the Issuance Date by giving notice to the Company not less than fifty (50) days prior to the date on which such shares are to be redeemed or (ii) at any time following the occurrence of an Event of Noncompliance which has not been cured by the Company by giving notice to the Company not less than one (1) business day prior to the date on which such shares are to be redeemed.

                           (d) Special Redemption at Holder's Option. As a condition to the issuance or sale by the Company of any Senior or Pari Passu Securities (as defined below), the Company shall give notice (a "Senior or Pari Passu Securities Issuance Notice") to the Initial Holder and its Permitted Transferees, so long as the Initial Holder and its Permitted Transferees own any of the then outstanding Series B Preferred Shares, not less than ten (10) business days prior to the date on which such Senior or Pari Passu Securities are to be issued or sold, describing in reasonable detail the powers, designations, preferences and other special rights of such Senior or Pari Passu
         Securities. Following any such notice, the Initial Holder and its Permitted Transferees, so long as the Initial Holder and its Permitted Transferees own any of the then outstanding Series B Preferred Shares, at their collective option, may require the Company to redeem all (but not less than all) of the then outstanding Series B Preferred Shares then held by the Initial Holder and its Permitted Transferees for a price per share equal to the Redemption Price as of the effective date of such redemption by giving notice (a "Special Put Notice") to the Company within five (5) business days of the receipt by the Initial Holder and its Permitted Transferees of the Senior or Pari Passu Securities Issuance Notice. Upon receipt of such Special Put Notice, the Company shall be obligated to redeem all (but not less than all) of the then outstanding Series B Preferred Shares then held by the Initial Holder and its Permitted Transferees on a date no later than sixty (60) days after the date upon which the Senior or Pari Passu Securities Issuance Notice was received by the Initial Holder and its Permitted Transferees.

                           (e) Insufficient Funds; Failure to Redeem. If the funds of the Company legally available for redemption of Series B Preferred Shares are insufficient to redeem the total number of Series B Preferred Shares to be redeemed, those funds which are legally available will be used to redeem the maximum possible number of Series B Preferred Shares ratably among the holders of such shares to be redeemed based upon the aggregate Redemption Price of the Series B Preferred Shares held by each such holder. Thereafter, when additional funds of the Company are legally available for the redemption of Series B Preferred Shares, such funds will be used to redeem the balance of the Series B Preferred Shares which the Company became obligated to redeem but which it has not redeemed (such redemptions to be made on a monthly basis). In case fewer than the total number of Series B Preferred Shares represented by any certificate are redeemed in any installment, a new certificate representing the number of unredeemed Series B Preferred Shares will be issued to the holder without cost to such holder promptly after surrender of the certificate representing the redeemed Series B Preferred Shares. So long as the Initial Holder and its Permitted Transferees are, collectively, the owners of at least 20% of the then outstanding Series B Preferred Shares, if the Company fails to redeem all of the then outstanding Series B Preferred Shares on or before any redemption date, whether due to the lack of sufficient funds or otherwise, and such failure to redeem is not cured in full on or before the tenth (10th) business day following written notice from the Initial Holder and its Permitted Transferee to the Company of such failure to redeem, thereafter, the Initial Holder and its Permitted Transferees shall, collectively, be entitled to elect two members of the Board of Directors (the "Series B Directors") who shall be entitled to serve until the earlier of (i) the redemption of all of the then outstanding Series B Preferred Shares beneficially owned by the Initial Holder and its Permitted Transferees, or (ii) the date as of which the Initial Holder and its Permitted Transferees no longer are, collectively, the owners of at least 20% of the then outstanding Series B Preferred Shares. The Company covenants and agrees to amend its bylaws, if necessary, and take such other actions as may be necessary to allow the Initial Holder and its Permitted Transferees to, collectively, elect the Series B Directors upon the occurrence of the circumstances described in this Section 3(e).

                  (4) Conversion of Series B Preferred Shares. The Series B Preferred Shares shall be convertible into shares of Common Stock on the following terms and conditions:

                           (a) Conversion by Holder. Upon written notice to the Company by the holder thereof, each Series B Preferred Share shall be convertible at any time into a number of fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock to be determined by dividing the Liquidation Preference by the then current Conversion Price (the "Conversion Ratio").

                           (b) Mandatory Conversion. If, at any time following the Issuance Date, the Average Trading Price of the Common Stock exceeds the percentage of the Conversion Price set forth below, then the corresponding number of Series B Preferred Shares will convert into Common Stock at the then applicable Conversion Ratio automatically, without further action required of the Company or holders thereof, such conversion to be allocated among the holders thereof on a pro rata basis based upon their respective holdings:

       Average Trading Price as a            Number of Series B Preferred
     Percentage of Conversion Price             Shares to be Converted
     ------------------------------     --------------------------------------

                  130%                    6,667 (less any Series B Preferred
                                             Shares previously converted)
                  160%                    13,333 (less any Series B Preferred
                                             Shares previously converted)
                  190%
                                          20,000 (less any Series B Preferred
                                             Shares previously converted)

                           (c) Adjustment to Conversion Price. In order to prevent dilution of the conversion rights granted to holders of Series B Preferred Shares hereunder, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4(c).

                                    (i)  Adjustment  of  Conversion  Price  upon
         Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                                    (ii)    Reorganization,    Reclassification,
         Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that each of the holders of the Series B Preferred Shares will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to ensure that the provisions of this Section 4(c) will thereafter be applicable to the Series B Preferred Shares. The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument, the obligation to deliver to each holder of Series B Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                                    (iii)   Notices.

                                            (A) Immediately  upon any adjustment
         of the Conversion Price, the Company will give written notice thereof to each holder of Series B Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            (B) The  Company  will give  written
         notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or sets a record date (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change or Liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                                            (C)  The  Company   will  also  give
         written notice to each holder of Series B Preferred Shares at least twenty (20) days prior to the date on which any Organic Change or Liquidation will take place.

                                            (D) The Company  shall give  written
         notice to the holders of the Series B Preferred Shares promptly after the occurrence of the automatic conversion of the Series B Preferred Shares into Common Stock as set forth in Section 4(b) hereof.

                           (d) Mechanics of Conversion. Subject to and in compliance with all federal and state securities laws, the conversion of Series B Preferred Shares pursuant to this Section 4 will be deemed to have been effected (and the holder thereof will be deemed to be the registered holder of the Conversion Shares), automatically if conversion is pursuant to Section 4(b) hereof, or, if converted at the option of the holder of Series B Preferred Shares pursuant to Section 4(a) hereof, by and on the date of surrender of certificates representing the Series B Preferred Shares being converted to the Company at its principal place of business, together with the Notice of Conversion attached hereto as Exhibit I. As soon as practicable after such conversion, the Company shall cause the transfer agent to deliver to the registered holder thereof (a) a certificate representing the shares of Common Stock to which the holder is entitled as a result of such conversion, and (b) a new certificate for Series B Preferred Shares for the unconverted shares of Series B Preferred Shares, if any, represented by the surrendered certificate. The Company shall at all times reserve for issuance a sufficient number of shares of Common Stock to be issued as Conversion Shares, and upon issuance thereof, the Conversion Shares shall be fully paid and nonassessable.

                           (e) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (5)      Transferability

                           (a) Right of First Offer. Prior to selling or otherwise disposing (each, a "Transfer") of any Series B Preferred Shares to any Person, other than a Permitted Transferee, the holder proposing to make such Transfer (the "Transferring Holder") shall deliver a written notice (an "Offer Notice") to the Company. The Offer Notice shall disclose in reasonable detail the proposed number of Series B Preferred Shares to be transferred (the "Offered Series B Preferred Shares") and the proposed terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of the Offered Series B Preferred Shares at the price and on the terms specified therein by delivering written notice of such election to the Transferring Holder within ten (10) business days (the "Election Period") after the delivery of the Offer Notice. If the Company has elected to purchase all of the Offered Series B Preferred Shares from the Transferring Holder, the transfer of such shares shall be consummated within thirty (30) days after the Company's notice of its intent to purchase such shares on the terms and upon the conditions specified in the Offer Notice. To the extent that the Company has not elected to purchase all of the Offered Series B Preferred Shares, the Transferring Holder may, within forty-five (45) days after the expiration of the Election Period, transfer all (but not less than all) of such Offered Series B Preferred Shares to one or more Persons in concurrent transactions at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable than offered to the Company in the Offer Notice. Prior to any transfer of any Offered Series B Preferred Shares after such forty-five (45) day period has expired, such Offered Series B Preferred Shares shall first be offered to the Company under this Section 5(a).

                           (b) Securities Law Restrictions. In addition to the terms set forth in Section 5(a) hereof, the Series B Preferred Shares may not be transferred, except pursuant to an exemption or exclusion from the registration requirements under the Securities Act of 1933, as amended, which does not require the filing by the Company with the Securities and Exchange Commission of any registration statement, offering circular or other document, in which case, the Transferring Holder shall first supply to the Company an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the Company) that such exemption or exclusion is available; provided that no such opinion of counsel shall be required with respect to a transfer by the Initial Holder to a Permitted Transferee.

                           (c) Legend. Each certificate evidencing Series B Preferred Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD OTHER THAN TO A PERMITTED TRANSFEREE EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PROVIDED THAT AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, HAS BEEN GIVEN BY COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK, OF THE COMPANY (THE "DESIGNATIONS"). A COPY OF SUCH DESIGNATIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (6)      Certain Definitions.

                  "Adverse Organic Change" means any recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Series B Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets, other than cash per share equal to the Liquidation Preference or other than shares of capital stock of the Company or successor entity having rights and preferences no less favorable to those provided to the holders of the Series B Preferred Shares prior to such transaction.

                           "Average Trading Price" means, as of a given date, an amount equal to the arithmetic average of the last closing sale price of the Common Stock on the Principal Market for the Measurement Period as reported by Bloomberg Financial Markets, absent manifest error.

                           "Conversion   Price"   means   $14.25,   subject   to
         adjustment as provided in Section 4(c) hereof.

                           "Conversion Date" means, as to any particular Series B Preferred Shares, the date such shares are automatically converted pursuant to Section 4(b) and in the case of a conversion by a holder, the date on which such holder delivers to the Company the certificates representing the Series B Preferred Stock being converted or such later date as may be specified by such holder in the Notice of Conversion.

                           "Conversion Shares" means shares of the Company's Common Stock, US $.001 par value, issuable upon conversion of the Series B Preferred Shares, as provided in Section 4 hereof.

                           "Event of Noncompliance" means the failure by the Company to (i) declare a dividend pursuant to Section 1 hereof on any Dividend Reference Date, (ii) pay a dividend pursuant to Section 1 hereof on any Dividend Payment Date or (iii) pay the Redemption Price when due, in any such case, which failure continues for a period of ten
         (10) business days following notice thereof to the Company from the holders of the Series B Preferred Shares.

                           "Initial Holder" means the Person to whom the Series B Preferred Shares are initially issued by the Company.

                           "Junior Securities" shall mean shares of the Company's Common Stock, US $.001 par value per share, and any other class of capital stock of the Company which by its terms is subordinate in liquidation preference and payment of dividends to the rights of the holders of the Series B Preferred Stock.

                           "Measurement Period" means a ten (10) consecutive trading day period, provided that if the aggregate trading volume reported by Bloomberg Financial Markets (absent manifest error) during such period is less than 1,300,000 shares of Common Stock, additional trading days will be added to the Measurement Period until the Measurement Period covers the first to occur of (A) aggregate trading volume of 1,300,000 shares of Common Stock, or (B) twenty consecutive trading days with an aggregate trading volume of at least 450,000 shares of Common Stock.

                           "Permitted Transferee" means (i) Ronald Stern (or, in the event of Ronald Stern's death or permanent incompetency, his personal representative for purposes of the administration of his estate or the protection and management of his assets) or (ii) any other Person, directly or indirectly, controlled by, or under the common control of, Ronald Stern as of the date of any Transfer thereto.

                           "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an association or other entity or organization, an unincorporated organization and a government or any department or agency thereof.

                           "Principal Market" means the quotation system or national exchange from among the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, or any successor to any of the foregoing, upon which the largest volume of shares of the Company's Common Stock shall have traded during the sixty (60) trading days prior to the date of determination.

                           "Senior or Pari Passu Securities" means any equity securities (or any securities convertible into or exchangeable for any equity securities) which are senior or pari passu in rank and priority with the Series B Preferred Shares in respect to the preferences as to dividends, distributions or redemptions or payments upon a Liquidation.
                  (7) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series B Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series B Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

                  (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a "Liquidation"), the holders of the Series B Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any Junior Securities, an amount per Series B Preferred Share equal to the Liquidation Preference; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series B Preferred Shares, then each holder of Series B Preferred Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series B Preferred Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a Liquidation. No holder of

         Series B Preferred Shares shall be entitled to receive any amounts with respect thereto upon any Liquidation other than the amounts provided for herein.

                  (9) Shares to be Retired. Any share of Series B Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Company shall be retired and canceled and may not be reissued.

                  (10) No Fractional Shares. In connection with any conversion, Liquidation, redemption, or otherwise, the Company shall only issue Common Stock in denominations equal to the nearest, lower whole number; fractional shares due holders will be allocated their cash value and paid by the Company to the holder by check.

                  (11) Preferred Rank. All shares of Common Stock shall be of junior rank to all Series B Preferred Shares in respect to the preferences as to dividends and distributions and payments upon a Liquidation and the rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Series B Preferred Shares.

                  (12) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any preferred stock certificates representing the Series B Preferred Shares, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and upon surrender and cancellation of the preferred stock certificate(s), if mutilated, the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date. However, the Company shall not be obligated to re-issue such lost or stolen preferred stock certificates if holder contemporaneously requests the Company to convert such Series B Preferred Shares into Common Stock.

                  (13) Shareholder Action. Except as otherwise set forth herein, any matter to be voted upon by the holders of the Series B Preferred Shares may be approved by the written consent of the holders of a majority of the then outstanding Series B Preferred Shares.

                  (14) Additional Series B Preferred Shares. The Company hereby covenants and agrees that, other than the Series B Preferred Shares, it shall not authorize or issue any additional shares of Series B Preferred Stock.

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Donald C. Welchko, its Vice President as of the 18th day of September, 1998.


                                           ANICOM, INC.

                                           By: /s/ Donald C. Welchko
                                               -------------------------
                                           Title: Vice President
                                                 -----------------------

                                    EXHIBIT I

                                  ANICOM, INC.
                              NOTICE OF CONVERSION


Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Anicom, Inc. (the "Designation"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $.01 (the "Series B Preferred"), of Anicom, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series B Preferred specified below as of the date specified below:

         Date of Conversion                       _______________________
         Number of shares of Series B
         Preferred to be converted:               _______________________
         Stock certificates no(s). of Series B
         Preferred to be converted:               _______________________

Please confirm the following information:
         Conversion Price:                        _______________________
         Number of shares of Common Stock
         to be issued:                            _______________________

Please issue the Common Stock into which the Series B Preferred Shares are being converted in the following name and to the following address:
         Issue to:



         Phone No. of converting holder:          _______________________
         Duly executed:                           By_____________________
         Name & Title:                            _______________________
         Dated:                                   _______________________

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                                  ANICOM, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



         ANICOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on March 16, 1999:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Company's Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series C Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall initially be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities or rights issued by the Company convertible into Series C Preferred Stock and further provided that the Board of Directors shall increase the number of shares constituting the Series C Preferred Stock to the extent necessary for the Company to have available sufficient shares of such Series C Preferred Stock available to fulfill all of the Company's obligations to holders of securities and Rights of the Company.

         Section 2.        Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of the funds legally available for the purpose, dividends payable when and as dividends are declared on the Common Stock in an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Common Stock (except as provided in the next sentence). In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Company shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (A) of this
         Section 2 immediately after it declares a dividend or distribution on the Common Stock.

         Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                  (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be












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



         required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Company's Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C
Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for, or changed into, other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.

         Section 8. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 9. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Chairman and Chief Executive Officer and attested by its Corporate Secretary this 25th day of March, 1999.



                                       /s/ SCOTT C. ANIXTER
                                       ------------------------------------
                                       Scott C. Anixter
                                       Chairman and Chief Executive Officer

Attest:

/s/ DAVID R. SHEVITZ
-------------------------
David R. Shevitz
Corporate Secretary













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